UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2019

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

As of January 31, 2019, the issued and outstanding shares of capital stock of TheMaven, Inc. (the “Company”) were:

•	37,557,371 shares of Common stock, $.001 par value

•	168 shares of non-convertible Preferred Stock, Series G, $.001 par value

•	19,399 shares of convertible Preferred Stock, Series H, $.001 par value

Of the Company’s issued shares of Common Stock, 19,410,382 were unrestricted and free trading.

On a fully diluted basis the Company, as of January 31, 2019, would have 158,178,210 shares of Common Stock issued and outstanding, subject to anti-dilution and reorganization adjustments, made up of the following:

•	37,557,371 shares of Common Stock currently issued and outstanding

•	58,784,848 shares of Common Stock underlying the Preferred Stock, Series H*

•	11,741,637 shares of Common Stock underlying outstanding options**

•	5,424,298 shares of Common Stock underlying outstanding warrants***

•	39,671,296 shares of Common Stock underlying outstanding Convertible Debentures ****

•	4,236,748 shares of Common Stock reserved for issuance in connection with the acquisition by the Company of Say Media, Inc. which closed on December 12, 2018, to former shareholders of Say Media, Inc. upon receipt by the Company of valid letters of transmittal therefor.

* Convertible at any time; mandatorily convertible in 2023; of which 5,730 shares of Series H Convertible Preferred Stock, convertible into 17,363,636 shares of Common Stock, only become convertible upon the authorization by the Company of sufficient additional shares of Common Stock.

** Exercisable or convertible at varying prices and after varying holdings periods and of which options exercisable for 2,440,000 shares of Common Stock only become exercisable upon the authorization by the Company of sufficient additional shares of Common Stock. Does not include 140,357 shares of Common Stock available for issuance pursuant to the Company’s 2016 Stock Plan.

*** Exercisable or convertible at varying prices and after varying holdings periods and of which warrants exercisable for 875,000 shares of Common Stock only become exercisable upon the authorization by the Company of sufficient additional shares of Common Stock. Does not include a further 245,154 shares of Common Stock available for issuance under the Company’s publisher warrant program.

**** Convertible upon the authorization by the Company of sufficient additional shares of Common Stock.

The significant shareholders as of January 31, 2019 are as follows:

•	Our material executives’, directors’ and founders’ beneficial+ ownership of Common Stock:

o	James Heckman, Founder and CEO: 9,981,072 shares and options, of which 3,636,364 shares are issuable upon the conversion of Series H Convertible Preferred stock acquired by Mr. Heckman as an investor

o	Paul Edmondson, COO: 1,059,240 shares and options

o	Josh Jacobs, Director and President: 2,510,909 shares and options
o	Ben Joldersma, Founder and CTO: 2,500,354 shares and options

o	Andrew Kraft, Chief Revenue Officer and Chief Strategy Officer: 1,700,000 options

o	Founders (other than James Heckman and Ben Joldersma) (14 persons): 6,170,355 shares and options

o	Directors (other than James Heckman and Josh Jacobs): 1,440,296 shares and options

•	Five institutional investors in private placements of securities by the Company beneficially+ own an aggregate of 84,753,220 shares of Common Stock, comprising shares, convertible debentures and warrants.

+ Beneficial ownership for this chart is the aggregate ownership and is not calculated as provided in Section 13(d) of the Securities Exchange Act of 1934.

As of January 31, 2019, of the fully diluted total of 158,178,210 shares of Common Stock, a total of 28,006,890 shares were beneficially held by Company employees and directors pursuant to stock option and restricted stock grants (not including any shares purchased by such persons as investors), representing approximately 18% of the fully diluted capitalization of the Company.

The Company is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Company is planning to increase its authorized capital during 2019.

The information contained in Item 8.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: February 1, 2019	By:	/s/ Robert Scott
Name: Robert Scott
Title: Executive Vice President